UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): September 9, 2014

VOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-188119	39-2079422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2443 Fillmore St # 380 San Francisco, CA	94115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 1 650-600-9910

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our board of directors and majority of our shareholders approved 20 for 1 forward split of our common stock in which each shareholder will be issued twenty common shares in exchange for each one common share of their currently issued common stock.

Prior to approval of the forward split we had a total of 6,645,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the forward split, we will have a total of 132,900,000 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on August 28, 2014 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the forward split, we have the following new CUSIP number: 929030203. We have submitted the required information to FINRA and received an effective date of September 9, 2014. A “D” will be placed on our ticker symbol for 20 business days. After 20 business days, the symbol will revert back to the original symbol.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change, dated August 28, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 9, 2014	Vopia, Inc.

By: /s/ Jose De La Cruz
Jose De La Cruz
Chief Executive Officer

3